UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



  Date of Report (Date of earliest events reported)     July 26, 2004
                                                     --------------------------
                                                       (July 25, 2004)
                                                     --------------------------



 Commission    Name of Registrants, State of Incorporation,    I.R.S. Employer
File Number    Address and Telephone Number                   Identification No.
-----------    --------------------------------------------   ------------------

 333-32170     PNM Resources, Inc.                                85-0468296
               (A New Mexico Corporation)
               Alvarado Square
               Albuquerque, New Mexico  87158
               (505) 241-2700


                         ------------------------------

              (Former name, former address and former fiscal year,
                          if changed since last report)

Item 5.    Other Events

The following is a press release issued by the Company on July 25, 2004.

           PNM RESOURCES TO PURCHASE tnp enterprises FOR $189 MILLION,
                          PLUS DEBT AND PREFERRED STOCK

 Accretive To PNM Resources' Earnings Per Share And Cash Flow In First Full Year

                Company Believes Credit Ratings To Be Maintained

ALBUQUERQUE, N.M, July 25, 2004 - PNM Resources (NYSE:PNM) and TNP Enterprises, Inc. ("TNP Enterprises") announced today a definitive agreement under which PNM Resources will acquire all the outstanding common shares of TNP Enterprises for approximately $189 million comprised of equal amounts of PNM Resources common stock and cash. PNM Resources will also assume approximately $835 million of TNP Enterprises' net debt and senior redeemable cumulative preferred stock ("preferred securities"). PNM Resources' board of directors unanimously approved the agreement. The equity investors in TNP Enterprises, led by its largest holder, CIBC WG Argosy Merchant Fund 2, L.L.C. and its affiliates, also approved the acquisition.

PNM Resources, the parent company of Public Service Company of New Mexico ("PNM"), expects the transaction to generate at least 10 percent annual accretion to its earnings per share in the first full year after closing and 20 percent accretion to free cash flow.

TNP Enterprises is a privately owned holding company for Texas-New Mexico Power Company ("TNMP") and First Choice Power ("First Choice"). TNMP provides electric service to 85 cities and more than 252,000 customers in Texas and New Mexico. Its affiliate, First Choice, is a retail electric provider with more than 230,000 customers in Texas.

This acquisition strengthens PNM Resources' position as a leading energy provider in the southwestern United States. With TNP Enterprises, PNM Resources will serve nearly 716,000 electric customers and 459,000 gas customers. The combined company will have revenues of over $2.3 billion and serve a number of growing communities, including Albuquerque, Santa Fe, and Alamogordo in New Mexico, as well as suburban areas around Dallas-Fort Worth, Houston, and Galveston in Texas. Through First Choice, the company will also serve customers in communities throughout the Electric Reliability Council of Texas (ERCOT) region. PNM Resources is an industry leader in reliability and customer service, and a leading supplier of renewable energy in its region. The company is dedicated to delivering competitively priced energy throughout its high-growth markets.

"With TNP Enterprises, PNM Resources will be a better company, not just bigger," said Jeff Sterba, chairman, president and chief executive officer of PNM Resources. "TNP Enterprises is a solid fit with PNM Resources, and this transaction is consistent with our strategy to balance stable and predictable regulated revenue streams with opportunities for growth. Like our own regulated business, TNMP, which accounts for almost three-quarters of TNP Enterprises' earnings, has some of the highest reliability ratings in the industry and solid customer satisfaction ratings. Through PNM Resources' emphasis on process improvements and by combining best practices, we expect to improve the performance of TNMP and enhance the quality of customer service across both TNP Enterprises and PNM. TNP Enterprises' unregulated retail business, First Choice, will complement our successful western wholesale operations through growth opportunities into the ERCOT market."

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

"By capitalizing on PNM Resources' strengths, including our solid balance sheet and positive credit profile, we expect to achieve strong returns for our shareholders as a result of this acquisition," added Mr. Sterba. "Our expanded geographic footprint in growing areas of the Southwest will also afford us with a number of operating efficiencies and a broader service territory, thereby providing diversity in markets, weather, and customer usage patterns. Given our complementary businesses, we believe that TNP Enterprises is the right choice for PNM Resources and expect to realize the upside of our combination quickly and seamlessly."

Mr. Sterba continued, "We have had the opportunity to develop a positive relationship with our neighbor, TNP Enterprises, over the years through business dealings such as being the power supplier for TNMP's New Mexico customers. We know them well. Like our own employees, TNP Enterprises' employees have an uncompromising commitment to customers and their communities. We at PNM Resources have worked successfully with regulators and constituents to obtain agreements that benefit customers and shareholders alike. We look forward to continuing our efforts in this regard as we grow into new territories."

"This move is a positive development for our customers, our employees and the communities we serve in both Texas and New Mexico," said Michael Bray, TNP Enterprises' president and chief operating officer. "PNM Resources' financial strength provides a solid foundation for both continuing our high levels of customer service and for growing our retail business. We look forward to working with PNM Resources to identify and adopt the best practices from both organizations to achieve the full benefits of this transaction."

Benefits of the Transaction

o Expanded and more diversified geographic footprint. TNP Enterprises is a good strategic fit with PNM Resources. Parts of PNM Resources' gas service territory overlap with TNMP's New Mexico electric operations. Further, TNP Enterprises has three major service areas in Texas, expanding the regional scope of PNM Resources' service territory and providing PNM Resources with diversity in markets, weather, and customer usage patterns. First Choice serves customers throughout the entire ERCOT region. Both New Mexico and Texas benefit from strong demographics, which have led to growing demand for energy usage in those states. PNM experienced a compounded annual growth rate of 2.4 percent in electric customers and 2 percent in gas customers between 2001 and 2003. TNMP reported 2.3 percent compounded annual customer growth during the same time period.

o Stable, low-risk revenue and cash flow. TNP Enterprises' utility operations, which contribute 70 percent of the company's EBITDA (earnings before interest, taxes, depreciation and amortization), will provide PNM Resources with a stable, low-risk, regulated source of revenue and cash flow. Following the close of the transaction, PNM Resources expects approximately 72 percent of its EBITDA to be generated by its regulated businesses.


o Ongoing operational synergies. By combining operations, PNM Resources expects to achieve approximately $10 million of annual pre-tax cost savings in the first year after closing. PNM Resources does not expect significant change or savings in the basic utility operations. Savings are expected to come largely from procurement, information technology systems, and other shared administrative areas.

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

o Significant Interest Savings. PNM Resources has a strong balance sheet and proven track record in reducing debt. In 2003, the company refinanced nearly $500 million of debt, which resulted in approximately $12 million in interest savings. Since 1999, the company has raised its credit quality from BB+ to its current rating of BBB. When the transaction is completed, PNM Resources intends to either retire or refinance $385 million of TNP Enterprises debt; redeem TNP Enterprises' preferred securities; and issue approximately $100 million of long-term debt at PNM Resources. These actions will result in a net long-term debt and preferred reduction of approximately $500 million. As a result, PNM Resources is expected to realize increased financial flexibility and net interest savings of approximately $40 million at TNP Enterprises, the unregulated holding company of TNMP and First Choice.

o Strategic growth opportunities. First Choice's established retail customer base and operating infrastructure offers a solid platform for entry into Texas. By utilizing PNM Resources' operating expertise, financial strength, and sourcing and hedging strategies, PNM Resources believes that there is potential to further improve margins in this business and increase market penetration. PNM Resources also expects that its strong credit profile will create more competitive supply opportunities for the business.

Terms

Under the terms of the agreement, TNP Enterprises' common shareholders will receive approximately $189 million in consideration, consisting of approximately
4.7 million newly issued PNM Resources shares and the remainder being paid in cash, subject to closing adjustments. The existing indebtedness and preferred securities at TNP Enterprises will be retired. All debt at TNMP will remain outstanding.

Based on the number of common shares outstanding on a fully diluted basis and taking into account additional equity issuances, following the transaction, PNM Resources' shareholders would own 94 percent of the company's common equity, and TNP Enterprises shareholders would own approximately 6 percent.

Financing

In order to fund the acquisition and to deleverage TNP Enterprises, PNM Resources expects to issue approximately $250 million of common equity, approximately $200 million of equity linked securities, and approximately $100 million of long-term debt. Of the total $450 million of common equity and equity linked securities, approximately $95 million of common stock will be issued to TNP Enterprises' shareholders, and PNM Resources has executed a letter of intent with an existing shareholder to purchase $100 million in equity linked securities. The remainder of the financing will be placed in the public markets at or near closing.

Credit Ratings

An important factor in evaluating this acquisition was the desire to maintain PNM Resources' strong corporate credit rating of BBB by Standard and Poor's Ratings Services and PNM's Baa2 by Moody's Investors Service. PNM Resources has consulted with both Moody's and Standard & Poor's regarding today's announcement. Based on those conversations, the company believes that it will retain the current BBB and Baa2 ratings. As a result of the delevering, PNM Resources also believes that TNMP will be considered for a ratings upgrade.

Dividend Policy

It is anticipated that PNM Resources' Board of Directors will maintain the company's current dividend policy of paying out 50 to 60 percent of regulated earnings. PNM Resources' dividend has increased 4.5 percent over each of the last 3 years. PNM Resources' current annual common stock dividend is $0.64 per share. PNM Resources' Board generally considers the company's dividend policy on an annual basis in February.

Conditions and Approvals

The transaction is subject to customary closing conditions and regulatory approvals, including the New Mexico Public Regulation Commission, the Public Utility Commission of Texas, the U.S. Securities and Exchange Commission (under the Public Utility Holding Company Act of 1935), the Federal Energy Regulatory Commission, and antitrust review under the Hart-Scott-Rodino Act. No shareholder approval is required. Given the straightforward nature of the transaction, PNM Resources anticipates obtaining the necessary regulatory approvals in 9 to 12 months.

Advisors

Banc of America Securities LLC acted as sole financial advisor to PNM Resources and provided a fairness opinion, and Pillsbury Winthrop LLP served as PNM Resources' legal counsel on the transaction. Goldman, Sachs & Co. acted as sole financial advisor to TNP Enterprises, and Milbank, Tweed, Hadley & McCloy LLP served as TNP Enterprises' legal counsel on the transaction.

              Conference Call and Webcast at 9:00 AM (ET) Tomorrow

PNM Resources will host a conference call for investors and analysts at 9:00 AM
(ET) on Monday, July 26, 2004 to discuss today's announcement. Interested participants should call 800-838-4403 (U.S.) or 973-317-5319 (outside of the U.S.).

The call will also be broadcast live over the Internet, which can be accessed from a link at www.pnm.com. PNM Resources will have an investor presentation as part of the webcast and will also mount the presentation on its home page prior to the teleconference. The company will reference the presentation during the call.

The conference call will be archived and rebroadcast through August 9, 2004, at noon (ET). Call 800-428-6051 (U.S.) or 973-709-2089 (outside of the U.S.), passcode identification number 367700. A copy of the transcript will be posted on PNM Resources' website at www.pnm.com as soon as possible.

About PNM Resources

PNM Resources is an energy holding company based in Albuquerque, New Mexico. PNM, the principal subsidiary of PNM Resources, serves about 459,000 natural gas customers and 405,000 electric customers in New Mexico. The company also sells power on the wholesale market in the Western U.S. PNM Resources stock is traded primarily on the NYSE under the symbol PNM.

About TNP Enterprises

TNP Enterprises' primary subsidiary, Texas-New Mexico Power Company, was created in 1935. It provides community based electric service to 85 cities and more than 252,000 customers in Texas and New Mexico. First Choice Power, TNP Enterprises' other primary subsidiary, is a retail electric provider with more than 230,000 customers in Texas. First Choice began providing retail electric service to Texas customers in 2002 in response to the Texas Electric Choice Act. Headquartered in Fort Worth, Texas, the company has 37 offices throughout its service areas and approximately 750 employees in two states. More information about the company can be found at www.tnpe.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 Statements made in this filing and documents PNM Resources, PNM, TNP Enterprises, and TNMP file with the SEC that relate to future events or our expectations, projections, estimates, intentions, goals, targets and strategies, both with respect to PNM Resources and with respect to the proposed acquisition of TNP Enterprises, are made pursuant to the Private Securities Litigation Reform Act of 1995. You are cautioned that all forward-looking statements are based upon current expectations and estimates and we assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by the forward-looking statements, PNM Resources and TNP Enterprises caution you not to place undue reliance on these statements. Many factors could cause actual results to differ, and will affect our future financial condition, cash flow and operating results. These factors include, risks and uncertainties relating to the receipt of regulatory approvals of the proposed transaction, the risks that the businesses will not be integrated successfully, the risk that the benefits of the transaction will not be fully realized or will take longer to realize than expected, disruption from the transaction making it more difficult to maintain relationships with customers, employees, suppliers or other third parties, conditions in the financial markets relevant to the proposed transaction, interest rates, weather, fuel costs, changes in supply and demand in the market for electric power, wholesale power prices, market liquidity, the competitive environment in the electric and natural gas industries, the performance of generating units and transmission system, state and federal regulatory and legislative decisions and actions, the outcome of legal proceedings and the performance of state, regional and national economies. For a detailed discussion of the important factors that affect PNM Resources and that could cause actual results to differ from those expressed or implied by our forward-looking statements, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's current and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and the Company's current and future Current Reports on Form 8-K, filed with the SEC. For a detailed discussion of the important factors that affect TNP Enterprises and that could cause actual results to differ from those expressed or implied by the Company's forward-looking statements, please see TNP Enterprises' and TNMP's current and future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, filed with the SEC.

The securities to be issued in the proposed acquisition by PNM Resources of TNP Enterprises have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws and may not be reoffered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities.

PNM Resources Contacts

Investors                      Media
Lisa Rister                    Frederick Bermudez
PHONE: (505) 241-2787          PHONE: (505) 241-4831
EMAIL: lrister@pnm.com         EMAIL: fbermud@pnm.com

TNP Enterprises Contacts

TNP Enterprises                TNMP and First Choice Power      TNMP and First Choice Power
Ted Babcock                    Media                            Investors
PHONE: (516) 933-3105          Valerie Smith                    Adam Carte
EMAIL: tbabcock@tnpe.com       PHONE: (817) 737-1360            PHONE: (817) 377-5541
                               EMAIL: vsmith@tnpe.com           EMAIL: acarte@tnpe.com



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



SIGNATURES
----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               PNM RESOURCES, INC.
                                  ---------------------------------------------
                                                  (Registrant)


Date:  July 26, 2004                          /s/ Thomas G. Sategna
                                  ---------------------------------------------
                                                Thomas G. Sategna
                                     Vice President and Corporate Controller
                                  (Officer duly authorized to sign this report)



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